UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 16, 2019 (May 14, 2019)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 870-2601

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Operating Officer

On May 14, 2019, the Board of Directors of Range Resources Corporation (the “Company”) appointed Mr. Dennis Degner to serve as Senior Vice President, Chief Operating Officer of the Company. In connection with Mr. Degner’s promotion, his salary was increased to $435,000 effective May 14, 2019.

(e) Compensatory Arrangements of Certain Officers

On May 15, 2019, at the annual meeting of stockholders (“Annual Meeting”) of the Company, the stockholders approved and adopted the Range Resources Corporation 2019 Equity-Based Compensation Plan (the “2019 Plan”) which authorizes the Company to issue up to 8 million shares of common stock in connection with future equity awards to the Company’s employees and non-employee directors.  Under the 2019 Plan, future equity awards may include stock options, stock appreciation rights, shares of restricted stock, phantom stock awards, bonus stock and performance and annual incentive awards.  The 2019 Plan will be administered by the Compensation Committee of the Company’s board of directors.  Any amendment to increase the number of shares issuable under the 2019 Plan will be subject to approval by the Company’s stockholders.

The foregoing is a brief summary of the 2019 Plan and does not purport to be a complete statement of the rights and obligations existing under the 2019 Plan.  Furthermore, the foregoing description is qualified in its entirety by reference to the full text of the 2019 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The Company also provided an overview of the 2019 Plan in its Proxy Statement relating to its 2019 Annual Meeting.

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on Wednesday, May 15, 2019 at 8:00 a.m. Central Time at The Worthington Renaissance Hotel, Bur Oak Room, 200 Main Street in Fort Worth, Texas. As of March 22, 2019, the record date for the Annual Meeting, there were 251,136,936 shares of common stock issued and outstanding. A quorum of 224,805,211 shares of common stock was present or represented at the Annual Meeting.

The matters submitted to a vote of security holders at the Annual Meeting were as follows:

1.

Stockholders elected each of the Company’s eight nominees for director to serve a term of one year to expire at the 2020 Annual Meeting or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brenda A. Cline	188,108,171	5,650,010	201,185	30,845,845
Anthony V. Dub	182,745,373	6,041,503	5,172,490	30,845,845
James M. Funk	185,036,521	7,005,561	1,917,284	30,845,845
Steve D. Gray	191,675,001	2,073,676	210,689	30,845,845
Christopher A. Helms	185,929,888	7,128,744	900,734	30,845,845
Greg G. Maxwell	188,915,781	4,842,750	200,835	30,845,845
Steffen E. Palko	188,863,748	4,879,126	216,492	30,845,845
Jeffrey L. Ventura	188,944,450	4,815,744	199,172	30,845,845

2.	Stockholders approved, on an advisory basis, the compensation philosophy, policies and procedures of the Named Executive Officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
130,361,538	62,953,868	643,960	30,845,845

3.	Stockholders approved and adopted the 2019 Equity-Based Compensation Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
173,964,466	19,433,493	561,407	30,845,845

4.	Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
221,802,296	2,751,599	251,316	-

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

10.1Range Resources Corporation 2019 Equity-Based Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ DAVID P. POOLE
David P. Poole
Senior Vice President-General
Counsel and Corporate Secretary

Date:  May 16, 2019